UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced in March, R. Casey Olson, Executive Vice President of Occidental Petroleum Corporation and President, Oxy Oil and Gas, International, has elected to retire at year end. In connection with his retirement, Mr. Olson and the Company have entered into a retirement agreement dated June 12, 2009. Under this agreement, Mr. Olson will be available during 2010 to assist in matters relating to projects or events that occurred while he was employed; and, in addition to the retiree benefits generally available to all salaried employees, Mr. Olson will continue to receive his salary during 2010, and the cash value of the portion of his performance-based incentive awards forfeited as a result of his retirement, to the extent that payments are made on the non-forfeited portion of such awards at the end of the applicable performance period. A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

10.1	Retirement Agreement dated June 12, 2009, by and between Occidental Petroleum Corporation and R. Casey Olson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: June 12, 2009	/s/ DONALD P. DE BRIER
Donald P. de Brier, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Retirement Agreement dated June 12, 2009, by and between Occidental Petroleum Corporation and R. Casey Olson.